UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 17, 2014

CHENIERE ENERGY, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-16383	95-4352386
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

700 Milam Street Suite 800 Houston, Texas	77002
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 375-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement.
LNG Sale and Purchase Agreement
On July 17, 2014, Cheniere Energy, Inc. (“CEI”) issued a press release announcing the signing of an LNG Sale and Purchase Agreement (“SPA”) between Corpus Christi Liquefaction, LLC, a subsidiary of CEI (“CCLNG”), and Électricité de France, S.A. (“EDF”).
Under the SPA, in summary and subject to the more detailed provisions and conditions set forth therein:

•
Commencing on the date of first commercial delivery of liquefied natural gas (“LNG”) from the third liquefaction train at the CCLNG facility (as determined in accordance with the SPA), CCLNG will sell and make available for delivery, and EDF will take and pay for, cargoes of LNG with an annual contract quantity of 40,000,000 MMBtu (equivalent to approximately 0.77 million tonnes per annum (“mtpa”)).

•
CCLNG will provide EDF with bridging volumes of 20,000,000 MMBtu per contract year, starting on the date on which the second liquefaction train at the CCLNG facility becomes commercially operable, as notified by CCLNG to EDF, and ending on the earlier of (i) the date of the first commercial delivery of LNG from the third liquefaction train, or (ii) the date of termination of the SPA.

•
EDF will pay CCLNG a contract sales price for each MMBtu of LNG delivered under the SPA. The contract sales price will be equal to $3.50 plus 115% of the final settlement price for the New York Mercantile Exchange Henry Hub natural gas futures contract for the month in which the relevant cargo is scheduled. A portion of the fixed fee component of the contract sales price will be subject to an annual adjustment for inflation.

•
EDF will have the right to suspend delivery of any or all cargoes of LNG scheduled in a month by a timely advance notice, in which case EDF will continue to be obligated to pay the fixed portion of the contract sales price with respect to the quantity of LNG suspended but will forfeit its right to receive the suspended quantity. EDF will have the right to resume delivery of cargoes of LNG by a timely advance notice.

•
The SPA will have a 20-year term, commencing on the date of first commercial delivery of LNG from the third liquefaction train (as determined in accordance with the SPA). EDF will have the right to extend the 20-year term for an additional period of up to 10 years.

•	The obligations of CCLNG to proceed with the third liquefaction train under the SPA will become effective when the following conditions have been satisfied or waived:

◦	CCLNG has received all regulatory approvals required for construction and operation of the third liquefaction train and related facilities in San Patricio and Nueces counties, Texas;

◦	CCLNG has secured the necessary financing arrangements to construct and operate its third liquefaction train and related facilities;

◦	CCLNG has taken a positive final investment decision to proceed with construction of its third liquefaction train and related facilities;

◦	specified regulatory authorizations are in effect permitting CCLNG or an affiliate to export LNG from the United States; and

◦	CCLNG has issued an unconditional notice to proceed with the construction of the third liquefaction train.

•
CCLNG will designate the date for the first commercial delivery of LNG from the third liquefaction train within the 450-day period commencing 60 months after the date the preceding conditions have been satisfied or waived.

EDF would have the right to terminate the SPA if CCLNG declared an event of force majeure (as defined and provided in the SPA) one or more times and the interruptions from such force majeure events aggregated 24 or more months during any 36-month period and resulted in a 50 percent or greater reduction in the annual contract quantity of LNG available to EDF during that period. EDF would also have the right to terminate the SPA if, among other things, CCLNG failed to make available to EDF 50 percent or greater of the cargoes scheduled in any 12-month period, or the third liquefaction train had not commenced commercial operations at the CCLNG facility within 180 days after the date designated for the first commercial delivery.
CCLNG would have the right to terminate the SPA if: (i) EDF declared an event of force majeure one or more times and the interruptions from such force majeure events aggregated 24 or more months during any 36-month period and resulted in EDF being prevented from taking 50 percent or more of the annual contract quantity of LNG during that period; (ii) EDF failed to take 50 percent or greater of the cargoes scheduled in any 12-month period; (iii) any guaranty required to be delivered by EDF under the SPA was not delivered as required by the SPA; (iv) EDF or its guarantor failed to satisfy certain credit rating requirements; (v) any guarantor was not an affiliate of EDF; (vi) EDF or its guarantor failed to execute certain agreements with financial lenders; (vii) EDF failed to comply with applicable trade laws; or (viii) EDF violated provisions of the SPA restricting how LNG purchased under the SPA may be used.
Either party would have the right to terminate the SPA if: (i) a bankruptcy event (as defined in the SPA) occurred with respect to the other party; (ii) the other party failed to pay amounts due under the SPA in excess of US$30 million; (iii) the other party’s business practices caused it to violate certain applicable laws; or (iv) the conditions to the commencement of the 20-year term specified in the SPA were not satisfied or waived by June 30, 2015, or a later date if so agreed by EDF and CCLNG.
Under the SPA, CCLNG and EDF will be responsible for their respective taxes, and each may assign the SPA as provided in the SPA.
The descriptions of material terms of the SPA set forth above are not complete, are subject to further provisions (including exceptions, qualifications and alternatives), and are qualified in their entirety by reference to the full text of the SPA, a copy of which is filed herewith as Exhibit 10.1 and incorporated herein by reference.
Item 7.01    Regulation FD Disclosure.
A copy of the press release relating to the SPA is attached as Exhibit 99.1 hereto and is incorporated herein by reference. Information included on CEI’s website is not incorporated herein by reference.
The information included in this Item 7.01 of this Current Report on Form 8-K shall not be deemed “filed” under the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as may be expressly set forth by specific reference to this Item 7.01 in such a filing.

Item 9.01    Financial Statements and Exhibits.
d) Exhibits

Exhibit
Number	Description

10.1*	LNG Sale and Purchase Agreement (FOB), dated July 17, 2014, between Corpus Christi Liquefaction, LLC (Seller) and Électricité de France, S.A. (Buyer).

99.1**	Press Release, dated July 17, 2014.

* Filed herewith.
** Furnished herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHENIERE ENERGY, INC.

Date: July 17, 2014	By:	/s/ Michael J. Wortley
	Name:	Michael J. Wortley
	Title:	Senior Vice President and
Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description

10.1*	LNG Sale and Purchase Agreement (FOB), dated July 17, 2014, between Corpus Christi Liquefaction, LLC (Seller) and Électricité de France, S.A. (Buyer).

99.1**	Press Release, dated July 17, 2014.

* Filed herewith.
** Furnished herewith.